Exhibit (e)(41)

December 1, 2011

To Adolor Deferred Stock Unit Holders:

As you know, Adolor Corporation (“Adolor”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cubist Pharmaceuticals, Inc. (“Cubist”) and FRD Acquisition Corporation (“Purchaser”) pursuant to which Purchaser has commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock of Adolor for (i) $4.25 per share (the “Closing Amount”) plus (ii) one contingent payment right (“CPR”) per share.  Provided that the conditions of the Offer are satisfied, Purchaser will be merged with and into Adolor (the “Merger”).

You are receiving this notice because you are a holder of outstanding deferred stock units (“Company DSUs”), which were granted to you under the Adolor 2011 Stock-Based Incentive Compensation Plan (formerly known as the 2003 Amended and Restated Stock-Based Incentive Compensation Plan) (the “Plan”).

Pursuant to the Merger Agreement, all of your Company DSUs that are outstanding immediately prior to the acceptance of shares of Common Stock pursuant to the Offer (the “Acceptance Time”) will vest in full at the Acceptance Time to the extent not previously vested.

The purpose of this notice is to inform you of your obligation to pay applicable taxes upon the vesting of such Company DSUs.  This notice is not intended to provide any information regarding any other awards outstanding under the Plans or any other plan or agreement.  The following questions and answers are provided for your general information only.

YOU SHOULD SEEK THE ADVICE OF YOUR TAX OR FINANCIAL CONSULTANT IF YOU HAVE SPECIFIC QUESTIONS REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH YOUR COMPANY DSUs.

IRS Circular 230 Disclosure:

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

Question 1:  What taxes are due upon the vesting of a Company DSU and how is the tax calculated?

Answer:  When a Company DSU vests, Adolor is under a legal obligation to withhold from you, and to remit on your behalf, federal, state, local and other taxes to the appropriate taxing authorities.  The number of Company DSUs that vest will be multiplied by the last reported sale price of a share of Adolor common stock on The Nasdaq Stock Market prior to the Acceptance Time to arrive at your taxable income.  This amount will then be multiplied by the following to arrive at the amount of taxes payable as a result of the vesting (the “Tax Liability”).

Federal	Depends on income, typically 25.0%
FICA	up to 5.65%
State	Depends on state (PA = 3.07%)
State Unemployment	Depends on state (PA = 0.08%)
Local	Depends on municipality (Exton = 1.0%)

Question 2:  How do I pay the Tax Liability that is due upon the vesting of my Company DSUs and when is my payment due?

Answer:  Payment for the Tax Liability is due on the first day following the Acceptance Time and may be paid as follows:

(a)           If at the Acceptance Time, Purchaser has a sufficient number of shares such that we expect the Merger will occur within one (1) day of the Acceptance Time (“Scenario 1”), you may pay the Tax Liability by assigning to Adolor such portion of the Closing Amount equal to the Tax Liability that would otherwise be payable with respect to such vested shares.

(b)           If the Merger is not expected to occur within one (1) day of the Acceptance Time, but Purchaser provides a “subsequent offering period” in accordance with Rule 14d-11 of the Securities Exchange Act of 1934, as amended (“Scenario 2”), you may pay the Tax Liability by assigning to Adolor such portion of the Closing Amount equal to the Tax Liability that would otherwise be payable with respect to such vested shares if you tender your vested shares on the first day of the subsequent offering period.

(c)           If, however, the Merger is not expected to occur within one (1) day of the Acceptance Time and Purchaser will not provide a “subsequent offering period” (“Scenario 3”),  then you may pay the Tax Liability by one of the following two ways:

1.              By remitting a check to Adolor in the amount of the Tax Liability, as calculated by Adolor.

2.              By having such number of vested shares withheld that, when multiplied by the last reported sale price of a share of Adolor common stock on The Nasdaq Stock Market prior to the Acceptance Time, will at least equal the Tax Liability.  Please note that if you select this option, you will not be eligible to receive CPR payments, if any, with respect to such shares withheld to cover the Tax Liability.

Question 3:  How will I know if we are in “Scenario 1”, “Scenario 2” or “Scenario 3”?

Answer:  As soon as practicable, Adolor will notify you of the expected timing of the Merger.

Question 4:  What do I need to do now?

Answer:  You should complete and return to Leah Zuber the attached “DSU Tax Withholding Election Form.”  On this form you should indicate (A) for Scenario 1 and 2, your agreement to pay the Tax Liability by assignment of a portion of the Closing Amount to Adolor, and (B)

for Scenario 3, your choice for how you would like to satisfy the Tax Liability.  This form should be returned to Leah no later than Tuesday, December 6, 2011.

NO ACCEPTANCE TIME

Notwithstanding the signing of the Merger Agreement, if the Acceptance Time does not occur for any reason, your unvested Company DSUs (including Company DSUs for which the vesting was to become effective at the Acceptance Time) will remain Company DSUs and will remain subject to all of the terms and conditions of the applicable Plan and award agreements currently in effect.

QUESTIONS

If you have any questions regarding the foregoing, please contact:

John M. Limongelli, Esq.

Senior Vice President, General Counsel & Secretary

Adolor Corporation

700 Pennsylvania Drive

Exton, PA 19341

Email: jlimongelli@adolor.com

Telephone: (484) 595-1963

THIS COMMUNICATION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES. CUBIST HAS FILED WITH THE U.S. SECURITIES AND EXCHANG COMMISSION AND MAILED TO ADOLOR STOCKHOLDERS A TENDER OFFER STATEMENT ON SCHEDULE TO AND RELATED EXHIBITS, INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS, AND ADOLOR HAS FILED WITH THE SEC AND MAILED TO ITS STOCKHOLDERS A TENDER OFFER SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN CONNECTION WITH THE TRANSACTION. THESE CONTAIN IMPORTANT INFORMATION ABOUT CUBIST, ADOLOR, THE TRANSACTION, AND OTHER RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ EACH OF THESE DOCUMENTS CAREFULLY. INVESTORS AND SECURITY HOLDERS ARE ABLE TO OBTAIN FREE COPIES OF THE TENDER OFFER STATEMENT, THE TENDER OFFER SOLICITATION/RECOMMENDATION STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC BY CUBIST AND ADOLOR THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. IN ADDITION, INVESTORS AND SECURITY HOLDERS ARE ABLE TO OBTAIN FREE COPIES OF THE TENDER OFFER STATEMENT, THE TENDER OFFER SOLICITATION/RECOMMENDATION STATEMENT, AND THE OTHER DOCUMENTS FILED WITH THE SEC BY CONTACTING THE INVESTOR RELATIONS DEPARTMENTS OF CUBIST AT EILEEN.MCINTYRE@CUBIST.COM OR ADOLOR AT SWEBSTER@ADOLOR.COM.

DSU TAX WITHHOLDING ELECTION FORM

Reference is hereby made to the Agreement and Plan of Merger (the “Merger Agreement”) among Cubist Pharmaceuticals, Inc., FRD Acquisition Corporation and Adolor Corporation (“Adolor”).  Capitalized terms used but not defined in this notice dated November 27, 2011, shall have the meanings set forth in the Merger Agreement.

SCENARIO 1

(Merger occurs within one (1) day of the Acceptance Time)

The undersigned hereby agrees and irrevocably assigns to Adolor the right to a portion of the Closing Amount payable with respect to the shares issuable upon the vesting of his or her Company DSUs in an amount equal to the Tax Liability on such Company DSUs.

The undersigned hereby agrees and covenants to instruct the Paying Agent and/or Merrill Lynch to deduct such amounts as are required to be deducted or withheld to satisfy such Tax Liability.

Acknowledged and Agreed:	YES ☐	NO ☐

SCENARIO 2

(Merger DOES NOT occur within one (1) day of the Acceptance Time and Purchaser offers “subsequent offering period”)

The undersigned hereby agrees and irrevocably assigns to Adolor the right to a portion of the Closing Amount payable with respect to the shares issuable upon the vesting of his or her Company DSUs that are tendered on the first day of the “subsequent offering period” in an amount equal to the Tax Liability on such Company DSUs.

The undersigned hereby agrees and covenants to instruct the Paying Agent and/or Merrill Lynch to deduct such amounts as are required to be deducted or withheld to satisfy such Tax Liability.

Acknowledged and Agreed:	YES ☐	NO ☐

SCENARIO 3

(Merger DOES NOT occur within one (1) day of the Acceptance Time and Purchaser does not offer “subsequent offering period”)

The undersigned hereby unconditionally agrees: (please select one by indicating with an “x” and complete)

☐                                    To remit a check, within one (1) day of the Acceptance Time, to Adolor in the amount of the Tax Liability as calculated by Adolor.

☐                                    To withhold from the shares obtained upon the vesting of Company DSUs such number of shares that, when multiplied by the last reported sale price of a share of Adolor common stock on The Nasdaq Stock Market prior to the Acceptance Time, will at least equal the Tax Liability.  (By selecting this option, I agree and acknowledge that I will not be eligible to receive CPR payments, if any, with respect to such shares withheld to cover the Tax Liability.)

The undersigned represents and warrants that he or she has full power and authority to execute and deliver this DSU Tax Withholding Election Form and holds good title to such Company DSUs, free and clear of all liens, claims, charges and encumbrances.  The undersigned will, upon request, execute and deliver any additional documents deemed appropriate or necessary in connection with the vesting of such Company DSUs and any shares of Adolor common stock underlying such Company DSUs.

Subject to the above elections, the undersigned hereby irrevocably agrees and acknowledges that the shares issuable upon the vesting of such Company DSUs shall be converted at the Effective Time into the right to receive the Merger Consideration.

Name of DSU holder:	Signature:

Date: